                                                                    Exhibit 99.2

                          Handheld Entertainment, Inc.

         Pursuant to Rule 438 of Regulation C promulgated under the Securities
Act of 1933, as amended, I, David F. Hadley, consent to be named in the
Registration Statement on Form SB-2 (File No. 333-133550) of Handheld
Entertainment, Inc. (the "Company"), and in all amendments and supplements thereto, as a proposed member of the board of directors of the Company.

         Dated: July 26, 2006

                           /s/ David F. Hadley
                           ----------------------
                           David F. Hadley